Exhibit 99.1

August 12, 2024

FORT LAUDERDALE, FL, August 12, 2024 — (PR.com) — CSLM Acquisition Corp (NASDAQ: CSLM) (“CSLM”) makes the following announcement regarding the upcoming Annual General Meeting:

Earlier this year, CSLM announced that it had entered into a merger agreement (the “Merger Agreement”) with Fusemachines, Inc. (“Fusemachines”), a New York-based enterprise AI transformation business with a unique 10-year track record of increasing ROI for US enterprise companies to consummate a business combination (“Business Combination”).

CSLM continues to believe that Fusemachines is at the leading edge of true AI companies and is well-positioned to continue to capitalize on the growing interest by businesses in mining the benefits associated with artificial intelligence and machine learning in gaining efficiencies and maximizing revenues and margins from predictive algorithms. Since CSLM first announced the proposed Business Combination in January 2024, Fusemachines has made great progress on completing the audit of their financial statements, and believes that the first confidential filing of SEC Form S-4 Registration Statement will be coming in the next weeks. Sameer Maskey, Founder and CEO of Fusemachines, said “We are very excited at the prospect of soon reaching a major milestone event on our journey of becoming a public company and are looking forward to completing the business combination with CSLM later this year.”

Because of the expected time needed to close the Business Combination, CSLM filed SEC Form 14A on August 8, 2024 providing notice of its annual general meeting to be held on August 18, 2024 where several proposals will be considered, including a proposal to extend the time to close the Business Combination on a month-to-month basis, until July 18, 2025. If approved, Consilium Acquisition Sponsor I, LLC (the “Sponsor”) has agreed to contribute $30,000.00 as a loan to CSLM for each one-month extension, which amount will be deposited in CSLM’s trust account held by Continental Stock Transfer & Trust Company, by the 18th of each month beginning August 18, 2024.

CSLM’s board of directors recommends that all shareholders should vote “For” all the proposals, including the proposal to extend the time to complete the Business Combination. Each shareholder’s vote is important and instructions contained in the proxy should be followed to make sure a vote is submitted on time and is counted.

Additional Information and Where to Find It

No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom. Before making any voting decision, investors and security holders of cslm are urged to read schedule 14a, the proxy statement and all other relevant documents filed or that will be filed with the sec in connection with the annual general meeting as they become available.

CSLM has filed with the SEC a definitive proxy statement (the “Proxy Statement”) in connection with the annual general meeting of its stockholders (the “Meeting”) to consider and vote upon certain amendments to CSLM’s charter, including an amendment to extend the date by which it must consummate its initial business combination (the “Extension”) and, beginning on August 8, 2024, mailed the Extension Proxy Statement and other relevant documents to its stockholders of record as of August 6, 2024, the record date for the Meeting. CSLM’s stockholders and other interested persons are advised to read the Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with CSLM’s Meeting because these documents will contain important information about CSLM, the Extension and other matters.

Investors and security holders can obtain free copies of the Proxy Statement through the website maintained by the SEC at www.sec.gov. The documents may be obtained free of charge upon written request to 2400 East Commercial Boulevard, Suite 900, Fort Lauderdale, Florida 33308.

Participants in the Solicitations

CSLM and its directors and executive officers may be deemed participants in the solicitation of proxies from CSLM’s stockholders with respect to the proposed Extension. A list of the names of those directors and executive officers and a description of their interests in CSLM is contained in CSLM’s final prospectus related to its initial public offering dated January 12, 2022, the Proxy Statement which was filed with the SEC on August 8, 2024, and is available free of charge at the SEC’s website at www.sec.gov. Additional information regarding the interests of such participants will be contained in the Registration Statement for the proposed Business Combination when available.

No Offer or Solicitation

The above is for informational purposes only and shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 the Securities Act of 1933, as amended, or an exemption therefrom.

Contact

Consilium Investment Management

Charles Cassel

+1 (954) 315-9381

https://www.cimspac.com/